WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



            Financial Data Schedule for the Year Ended March 26, 1999

<ARTICLE>                     5
<LEGEND>
Legend - This  schedule  contains  summary  financial  information  (prepared in accordance with accounting  principles  generally  accepted in Canada) extracted
from  the  accounting   records  of  Mitel   Corporation  and  included  in  the
Consolidated  Statements  of Income  for the year ended  March 26,  1999 and the
Consolidated  Balance  Sheets  as at  March  26,  1999 and is  qualified  in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1000
<CURRENCY>                                     Canadian Dollars

<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              MAR-26-1999
<PERIOD-END>                                   MAR-26-1999
<EXCHANGE-RATE>                                1.50671<F1>
<CASH>                                         35,974
<SECURITIES>                                   90,055
<RECEIVABLES>                                  317,151
<ALLOWANCES>                                   8,748
<INVENTORY>                                    198,076
<CURRENT-ASSETS>                               677,029
<PP&E>                                         884,455
<DEPRECIATION>                                 376,709
<TOTAL-ASSETS>                                 1,300,352
<CURRENT-LIABILITIES>                          340,030
<BONDS>                                        276,544
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    37,175
<COMMON>                                       331,241
<OTHER-SE>                                     278,881
<TOTAL-LIABILITY-AND-EQUITY>                   1,300,352
<SALES>                                        1,310,424
<TOTAL-REVENUES>                               1,310,424
<CGS>                                          712,385
<TOTAL-COSTS>                                  712,385
<OTHER-EXPENSES>                               515,233
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             30,683
<INCOME-PRETAX>                                58,058
<INCOME-TAX>                                   17,500
<INCOME-CONTINUING>                            40,558
<DISCONTINUED>                                 14,334
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   26,224
<EPS-BASIC>                                  0.33<F2>
<EPS-DILUTED>                                  0.32<F3>

F1 The foreign exchange rate of 1.506705 should be used to translate the balance sheet items from Canadian Dollars (figures above) to U.S.
       Dollars.  The  twelve  month  moving  average  foreign  exchange  rate of
       1.502524 should be used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.

F2    The  figure  quoted  is  EPS-Basic  under  Canadian   Generally   Accepted
      Accounting  Principles.

F3 The figure quoted is EPS-Fully Diluted under Canadian Generally Accepted Accounting Principles.


